                                                                      EXHIBIT 99

                                                                  EXECUTION COPY




================================================================================



                  PG&E Gas Transmission, Northwest Corporation



                                  $100,000,000



                       6.62% Senior Notes due June 6, 2012




                                  -------------

                             NOTE PURCHASE AGREEMENT

                                  -------------




                            Dated as of June 6, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.   AUTHORIZATION OF NOTES ..........................................     1

2.   SALE AND PURCHASE OF NOTES ......................................     1

3.   CLOSING .........................................................     2

4.   CONDITIONS TO CLOSING ...........................................     2
     4.1      Representations and Warranties .........................     2
     4.2      Performance; No Default ................................     2
     4.3      Compliance Certificates ................................     2
     4.4      Opinions of Counsel ....................................     3
     4.5      Purchase Permitted by Applicable Law, etc. .............     3
     4.6      Sale of Other Notes ....................................     3
     4.7      Payment of Purchaser's Counsel Fees ....................     3
     4.8      Private Placement Number ...............................     3
     4.9      Changes in Corporate Structure .........................     4
     4.10     Proceedings and Documents ..............................     4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................     4
     5.1      Organization; Power and Authority ......................     4
     5.2      Authorization, etc. ....................................     4
     5.3      Disclosure .............................................     4
     5.4      Organization and Ownership of Shares of Subsidiaries ...     5
     5.5      Financial Statements ...................................     5
     5.6      Compliance with Laws, Other Instruments, etc. ..........     5
     5.7      Governmental Authorizations, etc. ......................     6
     5.8      Litigation; Observance of Statutes and Orders ..........     6
     5.9      Taxes ..................................................     6
     5.10     Title to Property; Leases ..............................     6
     5.11     Licenses, Permits, etc. ................................     7
     5.12     Compliance with ERISA ..................................     7
     5.13     Private Offering by the Company ........................     8
     5.14     Use of Proceeds; Margin Regulations ....................     8
     5.15     Existing Debt ..........................................     8
     5.16     Foreign Assets Control Regulations, etc. ...............     9
     5.17     Environmental Matters ..................................     9
     5.18     Status under Certain Statutes ..........................     9

6.   REPRESENTATIONS OF THE PURCHASER ................................     9
     6.1      Purchase for Investment ................................     9
     6.2      Source of Funds ........................................     9

7.   INFORMATION AS TO THE COMPANY ...................................    10

                               TABLE OF CONTENTS

                                                                       Page
    7.1      Financial and Business Information .....................    10
    7.2      Officer's Certificate ..................................    12
    7.3      Inspection .............................................    13

8.  PAYMENTS ON THE NOTES ...........................................    13
    8.1      Payment on the Maturity Date ...........................    13
    8.2      Optional Prepayments with Make-Whole Amount ............    14
    8.3      Allocation of Partial Prepayments ......................    14
    8.4      Maturity; Surrender, etc. ..............................    14
    8.5      Purchase of Notes ......................................    14
    8.6      Make-Whole Amount ......................................    15

9.  AFFIRMATIVE COVENANTS ...........................................    16
    9.1      Compliance with Law ....................................    16
    9.2      Insurance ..............................................    16
    9.3      Maintenance of Properties ..............................    17
    9.4      Payment of Taxes .......................................    17
    9.5      Corporate Existence, etc. ..............................    17

10. NEGATIVE COVENANTS ..............................................    17
    10.1     Limitations on Debt Secured by Liens ...................    17
    10.2     Limitation on Sale-Leaseback Transactions ..............    19
    10.3     Debt to Capitalization .................................    19
    10.4     Mergers or Sales of Assets .............................    19

11. EVENTS OF DEFAULT ...............................................    21

12. REMEDIES ON DEFAULT, ETC. .......................................    22
    12.1     Acceleration ...........................................    22
    12.2     Other Remedies .........................................    23
    12.3     Rescission .............................................    23
    12.4     No Waivers or Election of Remedies, Expenses, etc. .....    23

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ...................    24
    13.1     Registration of Notes ..................................    24
    13.2     Transfer and Exchange of Notes .........................    24
    13.3     Replacement of Notes ...................................    24

14. PAYMENTS ON NOTES ...............................................    25

15. EXPENSES, ETC. ..................................................    25
    15.1     Transaction Expenses ...................................    25
    15.2     Survival ...............................................    26

                                TABLE OF CONTENTS

                                                                        Page
16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ....    26

17.  AMENDMENT AND WAIVER ............................................    26
     17.1     Requirements ...........................................    26
     17.2     Solicitation of Holders of Notes .......................    26
     17.3     Binding Effect, etc. ...................................    27
     17.4     Notes held by the Company. .............................    27

18.  NOTICES .........................................................    27

19.  REPRODUCTION OF DOCUMENTS .......................................    28

20.  CONFIDENTIAL INFORMATION ........................................    28

21.  SUBSTITUTION OF PURCHASER .......................................    29

22.  MISCELLANEOUS ...................................................    29
     22.1     Successors and Assigns .................................    29
     22.2     Payments Due on Non-Business Days ......................    30
     22.3     Severability ...........................................    30
     22.4     Construction ...........................................    30
     22.5     Counterparts ...........................................    30
     22.6     Governing Law ..........................................    30

SCHEDULE A         --  Information Relating to Purchasers
SCHEDULE B         --  Glossary
SCHEDULE 5.3       --  Disclosure Materials
SCHEDULE 5.4       --  Subsidiaries of the Company
                           and Ownership of Subsidiary Stock
SCHEDULE 5.5       --  Financial Statements
SCHEDULE 5.8       --  Litigation
SCHEDULE 5.11      --  Licenses, Permits, etc.
SCHEDULE 5.17      --  Environmental Matters
EXHIBIT 1          --  Form of Notes
EXHIBIT 4.4(a)(i)  --  Form of Opinion of Special Counsel
                           for the Company
EXHIBIT 4.4(a)(ii) --  Form of Opinion of Counsel
                           for the Company
EXHIBIT 4.4(b)     --  Form of Opinion of Special Counsel
                           for the Purchasers

                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                         1400 SW Fifth Avenue, Suite 900
                             Portland, Oregon 97201



                       6.62% Senior Notes due June 6, 2012



                                                        Dated as of June 6, 2002


TO EACH OF THE PURCHASERS LISTED
IN THE ATTACHED SCHEDULE A:


Ladies and Gentlemen:

          PG&E Gas Transmission, Northwest Corporation, a California corporation (the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

          The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 6.62% Senior Notes due June 6, 2012 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B.

2.   SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical to this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

3.   CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, CA 94111, at 9:00 a.m., Pacific Standard Time, at a closing (the "Closing") on June 6, 2002 or on such other Business Day thereafter on or prior to June 30, 2002 as may be agreed upon by the Company, you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as specified in Schedule A or as you may otherwise request) dated the Closing Date and registered in your name (or in the name of your nominee as specified in Schedule A), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 063 096 at Mellon Bank, 135 Santilli Highway, Everett, MA 02149, ABA number 011 001 234, for the account of PG&E Gas Transmission, Northwest Corporation. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or on the Closing Date, of the following conditions:

     4.1  Representations and Warranties.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2  Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date and, after giving effect to the issue and sale of the Notes and the application of the proceeds thereof as contemplated by
Section 5.14, no Default or Event of Default shall have occurred and be continuing.

     4.3  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     4.4  Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the Closing Date, from (a) Orrick, Herrington & Sutcliffe LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(i) and covering such other matters incident to the transactions contemplated hereby as you or your counsel ("Purchaser's Counsel") may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you); (b) assistant general counsel of the Company, covering the matters set forth in
Exhibit 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as you or Purchasers' Counsel may reasonably request; and
(c) Day, Berry & Howard LLP, Purchaser's Counsel, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     4.5  Purchase Permitted by Applicable Law, etc.

          On the Closing Date, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether your purchase of Notes is so permitted.

     4.6  Sale of Other Notes.

          Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7  Payment of Purchaser's Counsel Fees.

          Without limiting the provisions of Section 15.1, the Company shall have paid, on or before the Closing Date, the fees, charges and disbursements of Purchaser's Counsel to the extent reflected in a statement of such counsel delivered to the Company at least one Business Day prior to the Closing Date.

     4.8  Private Placement Number.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.9  Changes in Corporate Structure.

          The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following December 31, 2001.

     4.10 Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and Purchaser's Counsel, and you and Purchaser's Counsel shall have received all such counterpart originals or certified or other copies of such documents as you or Purchaser's Counsel may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

     5.1  Organization; Power and Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact its business, to execute and deliver this Agreement, the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     5.2  Authorization, etc.

          This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Enforceability Exceptions").

     5.3  Disclosure.

          The Company, through its lead agents, The Royal Bank of Scotland plc, New York Branch, and Fleet Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated April 25, 2002 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2001, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.4  Organization and Ownership of Shares of Subsidiaries.

          (a) Schedule 5.4 contains a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company or its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien other than Permitted Liens.

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact its business.

     5.5  Financial Statements.

          The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all Material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in Schedule
5.5 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6  Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws or any other Material agreement or instrument to which the Company or any

Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7  Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than filings under federal or state securities laws that have been made or will be made by the Company on a timely basis.

     5.8  Litigation; Observance of Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.9  Taxes.

          The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined and paid by the Company for all fiscal years up to and including the fiscal year ended December 31, 2001.

     5.10 Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet listed in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case, free and clear of Liens other than Permitted Liens and any defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases to which the Company or any Subsidiary is a party are valid and subsisting and are in full force and effect in all Material respects.

     5.11 Licenses, Permits, etc.

          Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all Governmental Entitlements, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material to its or their business as currently conducted, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

     5.12 Compliance with ERISA.

          (a) The Company and each of its Subsidiaries have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any of its Subsidiaries, or in the imposition of any Lien other than Permitted Liens on any of the rights, properties or assets of the Company or any of its Subsidiaries, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $2,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

          (c) The Company and its Subsidiaries have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

          (d) The expected post-retirement benefit obligation (determined as of December 31, 2001 in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is disclosed in the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2001.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

     5.13 Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     5.14 Use of Proceeds; Margin Regulations.

          The Company will apply the net proceeds of the sale of the Notes to repay Debt and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company and its Subsidiaries own no margin stock and the Company does not have any present intention that margin stock will constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this Section 5.14, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     5.15 Existing Debt.

          The Company's financial statements for the fiscal year ended December 31, 2001 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of such date (the "Existing Debt"), since which date, except as disclosed in Schedule 5.3, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries other than borrowings under the Company's revolving line of credit facility after such date. Neither the Company nor any Subsidiary is in default in, and no waiver of default is currently in effect with respect to, the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $50,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     5.16 Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 Environmental Matters.

          Except as disclosed in Schedule 5.17, the Company is in compliance with applicable Environmental Laws except for such non-compliance as would not have a Material Adverse Effect.

     5.18 Status under Certain Statutes.

          Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the United States Transportation Acts, as amended, or the Federal Power Act, as amended.

6.   REPRESENTATIONS OF THE PURCHASER.

     6.1  Purchase for Investment.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof in violation of the Securities Act, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or, if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2  Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.   INFORMATION AS TO THE COMPANY.

     7.1  Financial and Business Information.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, common stock equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in each case, in comparative form the figures for the corresponding periods in the previous fiscal year or, with respect to the balance sheet, the figures for the end of the previous fiscal year, and in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all Material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements - within 120 days after the end of each fiscal year of the Company, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, common stock equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all Material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided, however, that the delivery within the time period specified above of the Company's Annual Report on Form 10K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any of its Subsidiaries proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any of its Subsidiaries of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that would reasonably be expected to result in the incurrence of any liability by the Company or any of its Subsidiaries pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any of its Subsidiaries pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

               In lieu of furnishing to you hard copies of the financial statements described in paragraph (a) and (b) above or the SEC reports described in paragraph (c) above, the Company may make such documents available to you at its website located at www.pge-nw.com, through the United States Securities and Exchange Commission's EDGAR system or by transmitting such documents electronically to you, unless you have requested that the Company deliver to you hard copies of such financial statements and SEC reports as indicated on Schedule A or as otherwise requested in writing by any such holder of Notes.

     7.2  Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes that is an Institutional Investor pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 during the quarterly or annual period covered by the statements then being furnished (including the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of Section 10.3, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          If financial statements are permitted to be delivered to you through the EDGAR system or other electronic means in accordance with Section 7.1, then such certificate shall be separately delivered to you in hard copy in accordance with Section 18.

     7.3  Inspection.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PAYMENTS ON THE NOTES.

     8.1  Payment on the Maturity Date.

          As provided in the Notes, the entire then outstanding principal amount of each

Note, together with interest thereon accrued to the date of payment, shall be due and payable on June 6, 2012.

     8.2  Optional Prepayments with Make-Whole Amount.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     8.3  Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.4  Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.5  Purchase of Notes.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.6  Make-Whole Amount.

          The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from the Settlement Date to the respective scheduled due dates with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as page "PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the constant maturity closest to and greater than the

     Remaining Average Life and (2) the actively traded U.S. Treasury security with the constant maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

     9.1  Compliance with Law.

          The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all Governmental Entitlements necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such Governmental Entitlements would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     9.2  Insurance.

          The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    9.3  Maintenance of Properties.

         The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    9.4  Payment of Taxes.

         The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    9.5  Corporate Existence, etc.

         Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect the corporate or other legal existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other legal existence, right or franchise would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

    10.1 Limitations on Debt Secured by Liens.

         (a) The Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt, if such Debt is secured by a Lien upon any Principal Property of the Company or of any Principal Subsidiary or upon any Subsidiary Stock of any Principal Subsidiary (whether such Principal Property or Subsidiary Stock is now owned or hereafter acquired), without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such Debt, that the Notes (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Principal Subsidiary ranking equally with the Notes then outstanding and existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restriction shall not apply to Debt secured by:

              (i) Liens on Principal Property acquired, constructed or improved by the Company or any Principal Subsidiary after the Closing Date that are created or assumed contemporaneously with, or within 270 days after such acquisition (or, in the case of Principal Property constructed or improved, within 270 days after the completion or commencement of commercial operation of such Principal Property, whichever is later) to secure or provide for the payment of any part of the purchase price of such Principal Property or cost of such construction or improvement; provided, that if a commitment to so finance such a payment is obtained prior to or within such 270-day period and the related Lien is created within 90 days after the expiration of such 270-day period, the applicable Lien shall be deemed to be included in this clause (i), provided, further, that, in the case of any such construction or improvement the Lien shall not apply to any Principal Property theretofore owned by the Company or any Principal Subsidiary, other than any theretofore unimproved real property on which the Principal Property so constructed, or the improvement, is located;

              (ii) Liens on any Principal Property existing at the time of acquisition thereof (including Liens on Principal Property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) and Liens outstanding at the time any Person becomes a Subsidiary;

              (iii) Liens in favor of the Company or any Principal Subsidiary;

              (iv) Liens in favor of the United States of America, any State or the District of Columbia, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Principal Property subject to such Liens, including Liens to secure Debt of the pollution control or industrial revenue bond type; and

              (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (iv), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the Principal Property which secured the Lien so extended, renewed or replaced (plus improvements on such Principal Property).

         (b) In addition to Debt secured by Liens permitted under Section 10.1(a), the Company or any Principal Subsidiary may issue, assume or guarantee Debt secured by Liens which would otherwise be subject to the foregoing restriction, without equally and ratably securing the Notes, in an aggregate amount which, together with all other such Debt under this Section 10.1(b) and the Attributable Debt in respect of Sale-Leaseback Transactions under Section 10.2(d), does not exceed 20% of Net Tangible Assets, as shown on or derived from a consolidated balance sheet, as of a date not more than 90 days prior to the proposed transaction, prepared by the Company in accordance with GAAP.

    10.2  Limitation on Sale-Leaseback Transactions.

          The Company shall not, and shall not permit any Principal Subsidiary to, enter into a Sale-Leaseback Transaction unless:

          (a) the lease has a term, calculated by including lessee renewal rights, of three years or less;

          (b) the lease is between the Company and a Principal Subsidiary or between Principal Subsidiaries;

          (c) the Company or a Principal Subsidiary under Section 10.1(a) could issue, assume or guarantee secured Debt;

          (d) the Company or a Principal Subsidiary under Section 10.1(b) could issue, assume or guarantee secured Debt in an amount at least equal to the amount of the Attributable Debt for the lease without equally and ratably securing the Notes; or

          (e) the Company or a Principal Subsidiary within 180 days of the effective date of the Sale-Leaseback Transaction retires Debt of the Company or a Principal Subsidiary (other than such Debt owed to the Company or any Principal Subsidiary) at least equal in amount to the Attributable Debt for the leased or purchased property that will constitute Principal Property for an amount at least equal to the Attributable Debt for the lease. The Company or a Principal Subsidiary may not receive credit for retirement of Debt that is subordinated to the Notes or that is effected by payment at maturity.

    10.3  Debt to Capitalization.

          The Company shall not permit at any time the ratio of Total Debt to Total Capitalization, determined as of the end of each fiscal quarter, to be greater than 70%.

    10.4  Mergers or Sales of Assets.

          (a) Subject to Section 10.4(b), nothing contained in this Agreement or in any of the Notes shall prevent any consolidation of the Company with or the merger of the Company into any other Person or any merger of any other Person into the Company, or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, or shall prevent any Transfer of the properties of the Company as an entirety or substantially as an entirety to any other Person lawfully entitled to acquire the same.

          (b) The Company covenants and agrees that it will not consolidate with or merge into any other Person or Transfer its properties as an entirety or substantially as an entirety, unless, and the Company covenants and agrees that any such consolidation, merger or Transfer shall be upon the conditions that:

               (i) the successor Person shall be organized under the laws of the United States or a state thereof or the District of Columbia;

               (ii) the due and punctual payment of the principal of, and Make-Whole Amount, if any, and interest, if any, on, all the Notes, and the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be performed or observed by the Company, shall, by a written assumption agreement, be expressly assumed by the successor Person, if other than the Company, formed by or surviving any such consolidation or merger or to which such Transfer shall have been made, as fully and effectively as if such successor Person had been an original party to this Agreement, and

               (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Every such successor Person, if other than the Company, upon executing such assumption agreement, in form satisfactory to the Required Holders, shall succeed to and be substituted for the Company with the same effect as if it had been an original party hereto, and shall possess and from time to time may exercise each and every power of the Company under this Agreement, and, in the case of any such Transfer, the Person named as the "Company" in the first paragraph of this Agreement or any successor Person which shall theretofore have become such in the manner prescribed in this Section 10.4 shall be released from its liability hereunder and as obligor on all the Notes. Such change in phraseology and form (but not in substance) may be made in the Notes as may be appropriate in view of such consolidation, merger or Transfer.

          (c) The Company covenants and agrees that if it shall consolidate with or merge into any other Person, or if it shall Transfer its properties as an entirety or substantially as an entirety, the Company will promptly furnish to you:

               (i) an Officers' Certificate stating that the conditions and covenants of the Company contained in Section 10.4(b) have been complied with;

               (ii) an executed counterpart of any instrument or instruments executed by the Company in the performance of such conditions and covenants;

               (iii) an Opinion of Counsel to the successor Person stating that in the opinion of such counsel the assumption agreement executed by such successor Person pursuant to Section 10.4(b)(ii) above and all other documents executed by such successor Person in connection therewith have been duly authorized, executed and delivered and are enforceable against the successor Person in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions; and

               (iv) an Opinion of Counsel to the Company stating that in the opinion of such counsel such conditions and covenants have been complied with and that any instrument or instruments executed by the Company in the performance of such conditions and covenants comply with the requirements of such conditions and covenants, which Opinion of Counsel shall be considered conclusive evidence that any such consolidation, merger or Transfer, any such assumption and any such assumption agreement comply with this Section 10.4.

11.  EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.6, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect and has resulted or would reasonably be expected to result in a Material Adverse Effect; provided, however, that no incorrectness in any such representation or warranty to the extent pertaining to litigation or ERISA matters shall result in a Default or Event of Default; or

          (f) Debt of the Company or any of its Principal Subsidiaries shall not be paid when due or is accelerated by the holders thereof, the total amount of such unpaid or accelerated Debt exceeds $50,000,000, and such default is continuing; or

          (g) the Company or any Principal Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Principal Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Principal Subsidiaries, or any such petition shall be filed against the Company or any of its Principal Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money in excess of $50,000,000 are rendered against one or more of the Company and its Principal Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any of its Subsidiaries that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans other than Multiemployer Plans, determined in accordance with Title IV of ERISA, shall exceed $30,000,000, (iv) the Company or any of its Subsidiaries shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any of its Subsidiaries withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1 Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of the Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3 Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation) and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.

15.  EXPENSES, ETC.

     15.1 Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any workout or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2  Survival.

           The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

           All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

     17.1  Requirements.

           This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     17.2  Solicitation of Holders of Notes.

           (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for, or as an inducement to, the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3  Binding Effect, etc.

           Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4  Notes held by the Company.

           Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

           All notices and communications provided for hereunder shall be in writing and sent by (a) facsimile (with receipt of appropriate confirmation of complete transmission), (b) registered or certified mail with return receipt requested (postage prepaid), or (c) a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

           Notices under this Section 18 will be deemed given only when actually received or, if delivery is refused, will be deemed to have been given when such delivery is refused.

19.  REPRODUCTION OF DOCUMENTS.

           This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

           For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure (other than as a result of a disclosure by you or your employees or agents in violation of this Agreement), (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, provided that such source is not and was not known by you to be bound by a confidentiality agreement that protected such Confidential Information or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will confirm in writing that it is bound by the provisions of this Section 20 and agree to enter into further agreements with language no more burdensome on the holder than the language contained in this Section 20 as reasonably requested by the Company in order to comply with Regulation FD.

21.  SUBSTITUTION OF PURCHASER.

           You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

     22.1  Successors and Assigns.

           All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     22.2  Payments Due on Non-Business Days.

           Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     22.3  Severability.

           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.4  Construction.

           Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.5  Counterparts.

           This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.6  Governing Law.

           This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York (including, without limitation, section 5-1401 of the General Obligations Law of the State of New York but excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State).

                                   *  *  *  *  *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,


                                    PG&E GAS TRANSMISSION, NORTHWEST CORPORATION


                                    By: ________________________________________
                                    Name:
                                    Title:



The foregoing is hereby
agreed to as of the
date thereof.
[ADD PURCHASER SIGNATURE BLOCKS]

                                   SCHEDULE B

                                    GLOSSARY

          The terms defined in this Schedule B include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all the agreements or instruments herein defined mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement. References in a document to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to; the words including, "includes" and "include" are deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import; references in a document to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of such document unless otherwise indicated; and references to a Person includes such Person's successors and permitted assigns.

          "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Attributable Debt" means, with respect to any Sale-Leaseback Transaction as of any particular time, the present value discounted at the rate of interest implicit (in the reasonable judgment of the Company) in the terms of the lease of the obligations of the lessee under such lease for net rental payments (net of insurance, taxes and indemnity and other similar charges) during the remaining term of the lease (including any period for which such lease has been extended).

          "Board of Directors" means either the Board of Directors of the Company or any committee or member of such Board duly authorized to act on behalf of the Board of Directors.

          "Business Day" means (a) for the purposes of Section 8.5 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Portland, Oregon or New York City are required or authorized to be closed.

          "Capital Lease" means any lease or agreement for the use of property (whether real, personal or mixed) which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under Capital Leases.

          "Closing" is defined in Section 3.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Company" means PG&E Gas Transmission, Northwest Corporation, a California corporation.

          "Confidential Information" is defined in Section 20.

          "Debt" means all indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or other similar investments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Company and its Subsidiaries as a liability.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Morgan Guaranty Trust Company in New York, New York as its "base" or "prime" rate.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, but not limited to, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "Event of Default" is defined in Section 11.

          "Existing Debt" is defined in Section 5.15.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Governmental Entitlements" means, collectively, those certain governmental permits, licenses, certificates, approvals, franchises, concessions, authorizations, consents, orders and variances issued by a Governmental Authority to a Person, as amended from time to time, and applications therefor.

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Make-Whole Amount" is defined in Section 8.6.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "Memorandum" is defined in Section 5.3.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Tangible Assets" means the aggregate amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (other than the current portion of funded indebtedness) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles (except regulatory assets, recorded on the balance sheet in accordance with GAAP).

          "Notes" is defined in Section 1.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "Opinion of Counsel" means an opinion in writing signed by independent counsel of recognized national standing or other counsel reasonably satisfactory to the Required Holders.

          "Other Agreements" is defined in Section 2.

          "Other Purchasers" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Liens" means the following Liens:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) for sums not yet due and payable and Liens to secure (i) the performance of bids, tenders, leases or trade contracts or (ii) statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

          (c) any attachment or judgment Lien, unless the judgment it secures shall not, within 90 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 90 days after the expiration of any such stay;

          (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (e) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the Closing Date, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the total purchase price of such property (and any improvements thereon), or (B) the fair market value (as determined in good faith by the board of directors of the Company) of such property (and any improvements thereon) at the time of such acquisition or construction, and

               (iii) any such Lien shall be created contemporaneously with, or within the period beginning 365 days before and ending 365 days after days after, the acquisition or construction of such property;

          (f) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed);

          (g)  any other Lien permitted pursuant to the terms of Section 10.1;
and

          (h) any Lien renewing, extending or refunding any Lien permitted by paragraphs (e), (f), or (g) above, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries may have any liability.

          "Principal Property" means any natural gas pipeline, natural gas gathering system or gas storage facilities located in the United States, including any fixed, tangible natural gas facilities directly related to the transportation, storage or distribution of natural gas, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

          "Principal Subsidiary" means any Subsidiary which owns a Principal Property.

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Purchaser's Counsel" is defined in Section 4.4

          "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "Sale-Leaseback Transaction" means an arrangement pursuant to which the Company or a Principal Subsidiary now owns or hereafter acquires a Principal Property, sells or transfers it to a Person, and rents or leases it back from such Person.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "Stockholders' Equity" means, as of the time any determination thereof is to be made, the sum of the Company's capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the holder thereof) and additional paid-in capital plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of the Company and its Subsidiaries and based on GAAP as in effect on the date of such determination.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Subsidiary Stock" means the stock (or any options or warrants to purchase stock or other Securities exchangeable or convertible into stock) of any Principal Subsidiary.

          "Total Capitalization" shall mean the sum, at the time outstanding and without duplication, of (i) Total Debt, plus (ii) Stockholders' Equity.

          "Total Debt" shall mean on a consolidated basis for the Company and its Subsidiaries at any time a determination thereof is to be made, the sum without duplication of: (a) all Debt, and (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations.

          "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.